Exhibit 99.1
Boxed, Inc. Announces Second Quarter 2022 Financial Results

Gross Merchandise Value Increased YoY by 19.4% to $52.7 million
Retail Net Revenue Increased YoY by 11.2% to $43.6 million
Reveals Strategic Vision to Accelerate Path to Profitability and Positive Free Cash Flow

New York, August 9, 2022 – Boxed, Inc. (NYSE: BOXD, BOXD WS) (“Boxed” or the “Company”), the commerce technology company specializing as both an e-commerce retailer and e-commerce enabler, today reported its financial results for the second quarter ended June 30, 2022 and revealed its strategic vision to deliver high-margin growth and an accelerated path to profitability and positive free cash flow.

Recent Business Highlights
•Boxed’s Software & Services Platform Expands its Product Offering and Brands as “Spresso”: The launch and expansion of Boxed’s Software & Services business unit as “Spresso” further establishes the company as a leading provider of advanced e-commerce technology solutions to customers across the globe. Spresso represents a world-class platform, offering retailers a complete, end-to-end software stack for those seeking a comprehensive solution. In addition, for those in need of a curated approach, Spresso now offers the flexibility to select from a suite of individual technology modules with current solutions across storefront, marketplace, B2B, ad platform, and fulfillment.
•AEON Partnership Expands into Vietnam: On July 7, 2022, Boxed and AEON Co., Ltd. (“AEON”), one of the largest retailers in Asia, expanded their existing partnership and announced the projected launch of an end-to-end Spresso platform in Vietnam, the fastest-growing economy in Southeast Asia. The expansion of Boxed’s partnership with AEON underscores the Company’s ability to successfully implement its proprietary technology and expand into additional international markets, while further strengthening the customer pipeline of this high-margin business.
•Spresso Enters the U.S. Market: Jeffers Pet will become the first U.S.-based customer of Boxed’s technology platform, Spresso. As one of the largest privately-owned animal health supply companies in America, the Jeffers Pet partnership is a key milestone for Boxed as it demonstrates its ability to expand its potential customer base across industries and geographies.
•Strong Active Customer Growth: Retail Active Customers increased by approximately 14,000 compared to the prior year period and increased by approximately 6,000 compared to the first quarter of 2022, demonstrating the success of its investments in customer acquisition and supporting the Company’s net revenue growth.
•B2B Customer Channel Growth: Momentum in B2B customer demand continues with a 3rd consecutive quarter of Gross Merchandise Value (“GMV”) growth exceeding 55% year-over-year, and with B2B Average Order Values (“AOV”) hitting all-time-highs.
•Expansion of MaxDelivery to Two Additional Markets and Rebranding as “Boxed Market”: Boxed has rebranded MaxDelivery, an on-demand grocery delivery service that it acquired in December 2021, to “Boxed Market,” which is another step in integrating the acquisition into its broader Boxed ecosystem. To support service expansion, Boxed recently signed new leases in Westchester and Brooklyn, New York to establish additional Boxed Market micro-fulfillment centers, which are expected to fully launch later this year.

Strategic Vision Update
•Boxed is building on recent commercial momentum, focusing its investment and resources towards delivering strong growth of its most profitable customer channels and business segments: B2B; Boxed Market (formerly known as MaxDelivery); and Software & Services (Spresso).
•Through the reprioritization of resource investment, Boxed expects to meaningfully accelerate its path to profitability and positive free cash flow, now targeting to achieve Adjusted EBITDA profitability by the end of 2024.
•Key priorities of Boxed’s focused operating strategy include capitalizing on the back-to-office trend through increased sales and marketing efforts toward B2B customers, successfully rolling out Boxed Market into two new markets by the end of the year, and signing additional Spresso customers, including the expansion of the AEON partnership into additional regions as well as adding new customers across the globe.

“Through the hard work of the team, we have made so much progress over the last several quarters, and we are excited to reveal our strategic vision to the investment community and our shareholders. B2B has grown by over 55% for three straight quarters. Our fresh food offering, Boxed Market, is on the cusp of launching in two additional markets. Also, Spresso, our Software & Services business has signed several key, market-expanding term sheets in new geographies,” said Chieh Huang, Co-Founder and Chief Executive Officer. “These businesses are also our highest margin businesses, and by reprioritizing resources and efforts into these areas, we are confident in our ability to deliver strong topline growth, as well as positive Adjusted EBITDA as we accelerate our path to profitability by the end of 2024.”

Second Quarter Financial Results and Commentary
•Net revenue was $43.7 million for the second quarter, an increase of $1.3 million, or 3.1%, versus the prior year period, supported by continued year-over-year growth in B2B customer demand in Retail.
•Retail net revenue was $43.6 million, an increase of $4.4 million, or 11.2%, versus the prior year period, supported by an increase in merchandise sales and active customer growth.
•Software & Services net revenue was $0.1 million, a decline from recent quarters as the Company did not recognize any implementation services or up-front license fee revenue in the second quarter of 2022. Revenue within the Software & Services segment is expected to remain variable from quarter to quarter in the near-to-medium term as revenue recognition is sensitive to timing of enterprise software deployments and ongoing implementation work performed.
•Retail segment gross profit for the second quarter increased by $0.5 million, or 19.6%, with gross margins improving to 7.5%, an increase of 53 basis points, compared to the prior year period. Total gross profit of $2.9 million for the second quarter decreased $2.3 million, or 44.0%, primarily due to the decrease in Software & Services revenue.
•Net loss was $31.8 million for the second quarter, compared to a net loss of $10.2 million in the prior year period.
•Adjusted EBITDA was a loss of $22.5 million for the second quarter, compared to a loss of $8.2 million in the prior year period. This was primarily due to higher growth-related and public company-related investments, including advertising, staff, insurance, and IT costs.
•Advertising expense for the second quarter was $8.1 million, an increase of $3.7 million versus the prior year period.
•GMV was $52.7 million for the second quarter, an increase of $8.6 million, or 19.4% versus the prior year period. The increase was largely attributable to growing B2B customer demand, as B2B customer GMV increased by 55.6% compared to the prior year period, combined with increases in GMV from Boxed Market and Spresso’s customer base.
•Retail AOV reached an all-time high of $132 for the second quarter, an increase of $9, or 7.1%, versus the prior year period. The increase was attributable to an increase in B2B orders, ongoing price optimization efforts, and price inflation.
•Retail Net Revenue per Active Customer (“RPAC”) was $261, an increase of $4, or 1.7%, compared to the prior year period, as a result of higher retail AOVs.

For more information on Retail Active Customers, Retail AOV, RPAC, and GMV, please refer to the section on “Operating Metrics” below.

Liquidity
The Company’s total cash balance plus marketable securities as of June 30, 2022 was $49.6 million, inclusive of $2.8 million in restricted cash and $7.0 million in marketable securities. Total debt principal outstanding was $135.4 million, of which $90.4 million relates to the PIPE Convertible Notes. As of June 30, 2022, the Company also had $58.5 million in receivables related to the Forward Purchase Agreement entered into in connection with its business combination. The timing and terms of any recoupment of the receivables (or some portion thereof) are influenced by the Company's stock price performance over the next 18 months.

Outlook
As a result of year-to-date performance and the Company’s strategic update, Boxed is revising its previously provided guidance for Fiscal Year 2022 as follows:

•Total Net Revenue of $165 to $180 million.
•Total Adjusted EBITDA loss of $65 to $80 million.

Boxed is also providing updated long-term profitability targets:
•Positive Adjusted EBITDA by the end of Fiscal Year 2024.

For more information, including the definition and reconciliation of Adjusted EBITDA, a financial measure that is not presented in accordance with generally accepted accounting principles (“GAAP”), please refer to “Non-GAAP Financial Measures and Key Performance Indicators” below.

Conference Call Information
Boxed will host a conference call and webcast today at 4:30 p.m. ET to discuss the results. The live webcast and accompanying slides can be accessed on the Boxed Investor Relations website at https://investors.boxed.com under “Events & Presentations.” The webcast will also be archived and available for replay. Investors interested in participating in the live call can dial 844-200-6205 from the U.S. and 929-526-1599 internationally, and enter code 976677.

About Boxed
Boxed is an e-commerce retailer and an e-commerce enabler. The Company operates an e-commerce retail service that provides bulk pantry consumables to businesses and household customers, without the requirement of a “big-box” store membership. This service is powered by Spresso, the Company’s own Software & Service business. From solving challenges with data using machine-learning modules to re-platforming with end-to-end technology, Spresso’s purpose-built storefront, marketplace, analytics, fulfillment, advertising, and robotics technologies enable better business outcomes for e-commerce customers. The Company aspires to make a positive social impact with an emphasis on good Environmental, Social and Governance (“ESG”) practices, and as such, has developed a powerful, unique brand, known for doing right by its customers, employees and society. For more information, please visit investors.boxed.com.

Investor Contacts
Chris Mandeville
ICR
BoxedIR@icrinc.com

Media Contacts
David Taft
Boxed
press@boxed.com

Forward-Looking Statements
Certain statements in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements generally relate to future events or Boxed’s future financial or operating performance. For example, statements regarding the Company’s financial outlook for 2022, the potential launch of the Software & Services business in other markets, the expansion of Boxed Market, the competitive environment in which Boxed operates and the expected future operating and financial performance, including expectations regarding profitability, and market opportunities of Boxed are forward-looking statements, among others. In some cases, you can identify forward-looking statements by terminology such as “pro forma,” “outlook,” “guidance,” “may,” “should,” “could,” “might,” “plan,” “possible,” “project,” “strive,” “budget,” “forecast,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential,” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Boxed and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (i) the ability of Boxed to grow and manage growth profitably, maintain relationships and develop new relationship with customers and suppliers, and retain its management and key employees; (ii) the evolution of the markets in which Boxed competes; (iii) the ability of Boxed to implement its strategic initiatives and continue to innovate its existing offerings; (iv) the ability of Boxed to defend its intellectual property; (v) the ability of Boxed to satisfy regulatory requirements; (vi) the impact of the COVID-19 pandemic on Boxed's business; and (vii) other risks and uncertainties set forth in our Annual Report on Form 10-K for the year ended December 31, 2021, and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K, which are filed with the Securities and Exchange Commission. Therefore, such statements are not intended to be a guarantee of the Company’s performance in future periods, and you should not place undue reliance on these forward-looking statements, which are made only as of the date of this press release. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Website Disclosure
Boxed intends to use its website as a distribution channel of material company information. Financial and other important information regarding the Company is routinely posted on and accessible through the Company’s website at https://boxed.com. Accordingly, you should monitor the investor relations portion of our website at https://investors.boxed.com in addition to following our press releases, SEC filings, and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about Boxed when you enroll your email address by visiting the “Investor Email Alerts” section of our investor relations page at https://investors.boxed.com under “Resources.”

Non-GAAP Financial Measures and Key Performance Indicators
This press release includes certain financial measures and key performance indicators not presented in accordance with generally accepted accounting principles (“GAAP”) including Adjusted EBITDA and certain ratios and other metrics derived therefrom and certain operating metrics, including Gross Merchandising Value, Retail Active Customers, Retail Average Order Value and Retail Net Revenue per Active Customer. The Company defines Adjusted EBITDA as net income (loss) before interest expense, tax expense, depreciation and amortization, stock-based compensation expense and other one-time or non-recurring expenses, such as executive recruiting fees, severance, 3rd party consulting fees, and transaction-related fees, among others, that the Company does not believe are recurring in nature or necessary for the ongoing operations of the business. These non-GAAP financial measures and key performance indicators are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing the Company’s financial results. Therefore, these measures and key performance indicators should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that the Company’s presentation of these measures and key performance indicators may not be comparable to similarly-titled measures used by other companies. The Company believes these non-GAAP measures of financial results and key performance indicators provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company believes that the use of these non-GAAP financial measures and key performance indicators provide an additional tool for investors to use in evaluating ongoing operating results and trends in comparing the Company’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. These non-GAAP financial measures and key performance indicators are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures and key performance indicators.

This press release also includes certain projections of Adjusted EBITDA. Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from Adjusted EBITDA, together with some of the excluded information not being ascertainable or accessible, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable effort. Consequently, no disclosure of estimated comparable GAAP measures is included and no reconciliation of the forward-looking non-GAAP financial measures is included.

Boxed, Inc.
Operating Metrics
(unaudited)

	Three Months Ended June 30,
	2022	2021
Retail Active Customers (in thousands)	167	153
Retail AOV (in whole dollars)	$132	$123
RPAC (in whole dollars)	$261	$256
GMV (in millions)	$52.7	$44.2

This above table sets forth key performance indicators for the three months ended June 30, 2022 and 2021. Figures disclosed for Retail Active Customers and Retail AOV reflect Retail segment metrics only, and do not aggregate metrics from Software & Services customers who are leveraging our software or technology for their own retail operations.

Retail Active Customers - Boxed defines active customers as the distinct number of customers in its Retail segment who placed at least one order in the referenced respective time-period (“Retail Active Customers”). The change in Retail Active Customers in a reporting period captures both the inflow of new customers as well as the outflow of customers who have not made a purchase in the time period. The Company views the number of Retail Active Customers as a key indicator of its performance, which is influenced by the level of investment in advertising expenses, the number of new customers acquired during a given time period, as well as the churn of previously Retail Active Customers.

Retail Average Order Value (AOV) - The Company defines Retail AOV as the GMV for the respective time-period divided by the total number of orders placed by customers during the same period. Boxed believes Retail AOV is an important indicator of business performance as it is supported by the Company's proprietary e-commerce technology, where its mobile app, website, and personalization engine provide a seamless shopping experience, enabling customers to easily discover new and relevant products and categories. This results in a trend where on average, Retail AOVs expand over the course of a customer’s lifecycle. Further, larger orders are on average more profitable, helping to drive margin improvement from shipping, packaging, and labor efficiencies.

Retail Net Revenue per Active Customer (RPAC) – The Company defines Retail Net Revenue per Active Customer as total Retail Net Revenue for the respective time-period divided by the total number of Retail Active Customers during the same period. We believe RPAC is an important indicator of business performance as it demonstrates customer engagement within our Retail business, blending both our Retail Average Order Values along with the order frequency of customers shopping our Retail e-commerce offerings.

Gross Merchandise Value (GMV) - The Company defines GMV as (i) the total value of Boxed goods sold, (ii) 3rd party goods sold on Boxed Sites, gross of any customer promotions, price discounts, credits, or rewards used, and (iii) goods sold on 3rd party (i.e. AEON) websites which are leveraging Boxed Software & Services technology, all of which are (iv) inclusive of shipping fees, service fees and taxes. The Company believes its ability to expand GMV is an indicator of the global scale of our technology services platform in any given period, and an indicator of end-customer engagement on its technology services platform worldwide. GMV is not intended for use as an alternative to net revenue recorded in accordance with GAAP.

Boxed, Inc.
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands)

	June 30,	December 31,
	2022	2021
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$39,892	$105,027
Restricted cash	2,768	2,768
Marketable securities	6,958	—
Accounts receivable, net	3,933	3,122
Inventories	15,010	11,428
Prepaid expenses and other current assets	11,793	4,915
Deferred contract costs, current	1,317	7,580
TOTAL CURRENT ASSETS	81,671	134,840
Property and equipment, net	6,858	7,019
Unbilled receivables	11,031	8,891
Forward purchase receivable	58,546	60,050
Operating right-of-use assets	9,719	—
Goodwill	7,420	7,444
Prepaid expenses, noncurrent	9,299	—
Deferred contract costs, noncurrent	—	11,847
Other long-term assets	1,435	1,514
TOTAL ASSETS	$185,979	$231,605
LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable	$17,209	$28,936
Accrued expenses	8,214	6,392
Deferred revenue	2,154	2,020
Operating lease liabilities, current	2,997	—
Other current liabilities	15,981	21,899
Earnout liability, current	692	—
SPAC warrant liabilities	3,890	22,045
TOTAL CURRENT LIABILITIES	51,137	81,292
PIPE Convertible Notes, net of transaction costs	80,612	77,047
Long-term debt	43,486	43,287
Forward purchase option derivative	49,055	4,203
Earnout liability, noncurrent	2,962	27,134
Operating lease liabilities, noncurrent	7,137	—
Other long-term liabilities	85	217
TOTAL LIABILITIES	234,474	233,180
STOCKHOLDERS’ DEFICIT
Common stock	7	7
Additional paid-in capital	404,194	383,066
Accumulated other comprehensive income (loss)	(20)	—
Accumulated deficit	(452,676)	(384,648)
TOTAL STOCKHOLDERS’ DEFICIT	(48,495)	(1,575)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$185,979	$231,605

Boxed, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(unaudited)
(in thousands except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net revenue:
Retail	$43,567	$39,192	$87,963	$79,067
Software & Services	99	3,159	2,329	4,141
Total net revenue	43,666	42,351	90,292	83,208
Cost of sales:
Retail	(40,321)	(36,479)	(80,370)	(72,142)
Software & Services	(477)	(753)	(959)	(1,018)
Total cost of sales	(40,798)	(37,232)	(81,329)	(73,160)
Gross profit	2,868	5,119	8,963	10,048
Advertising expense	(8,091)	(3,737)	(19,786)	(9,444)
Selling, general, and administrative expense	(22,870)	(13,532)	(46,280)	(26,046)
Loss from operations	(28,093)	(12,150)	(57,103)	(25,442)
Other income (expense), net	(3,724)	1,983	(10,925)	1,070
Loss before income taxes	(31,817)	(10,167)	(68,028)	(24,372)
Income taxes	—	—	—	—
Net loss	$(31,817)	$(10,167)	$(68,028)	$(24,372)
Other comprehensive income (loss):
Net unrealized gain (loss) on available-for-sale securities	(20)	—	(20)	—
Net comprehensive loss	$(31,837)	$(10,167)	$(68,048)	$(24,372)
Net loss per share, basic and diluted	$(0.47)	$(0.89)	$(1.01)	$(2.44)
Weighted-average shares outstanding, basic and diluted	67,221,398	9,434,526	67,041,502	9,426,915

Boxed, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)
(in thousands except share and per share amounts)

	For the Six Months Ended June 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(68,028)	$(24,372)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,208	2,464
Stock-based compensation	9,624	855
Noncash Common Stock Purchase Agreement costs	1,000	—
Bad debt expense/(change in reserve)	95	(115)
Change in fair value of warrants and derivative instruments	3,217	(1,300)
Amortization of debt discount	867	—
PIK Interest	3,171	—
Net amortization/accretion on available-for-sale securities	(17)	—
Unrealized gain/(loss) on available for sale securities	(4)	—
Noncash operating lease expense	1,579	—
Other noncash items	—	99
Changes in assets and liabilities:
Receivables, net	(906)	(339)
Inventories	(3,583)	1,045
Prepaid expenses and other current assets	(6,877)	(1,980)
Unbilled receivables	(2,140)	—
Deferred contract costs	18,111	—
Prepaid expenses, noncurrent	(9,299)	—
Other long-term assets	78	—
Accounts payable	(11,726)	4,252
Accrued expenses	1,822	1,513
Deferred revenue	134	1,720
Operating lease liabilities	(1,608)	—
Other liabilities	(2,571)	2,008
Net cash used in operating activities	(64,853)	(14,150)
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(2,046)	(839)
Forward purchase payments	(936)	—
Forward purchase receipts	2,441	—
Purchase of available-for-sale securities	(6,958)	—
Other investing activities	24	14
Net cash used in investing activities	(7,475)	(825)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on finance lease obligations	(37)	(39)
Proceeds from option exercises	763	87
Proceeds from warrant exercises	11	—
Proceeds from Common Stock Purchase Agreement	6,456	—
Repayments from borrowings	—	(1,875)
Net cash provided by (used in) financing activities	7,193	(1,827)
Total change in cash, cash equivalents and restricted cash	(65,135)	(16,802)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH BEGINNING OF PERIOD	107,795	30,043
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$42,660	$13,241

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Cash paid for taxes	$61	$2
Cash paid for interest	$2,149	$221

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Shares issued related to equity consideration of acquisition	$3,000	$—
Conversion of Convertible Notes	$274	$—
Deferred transaction costs included in accrued expense & accounts payable	$—	$1,312

Cash and cash equivalents at end of period	$39,892	$13,241
Restricted cash at end of period	2,768	—
Cash, cash equivalents and restricted cash at end of period	$42,660	$13,241

Boxed, Inc.
Reconciliation of Non-GAAP Financial Measures
(unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net loss	$(31,817)	$(10,167)	$(68,028)	$(24,372)
Adjusted to exclude the following:
Depreciation and amortization	1,192	1,234	2,208	2,464
Change in fair value of warrants and derivative instruments	(976)	(2,155)	3,218	(1,369)
Interest income (expense)	3,060	102	6,085	218
Other income (expense)	(37)	70	(56)	81
Stock-based compensation	4,444	479	9,624	854
Other costs (1)	1,678	2,190	2,331	2,911
Adjusted EBITDA	$(22,456)	$(8,247)	$(44,618)	$(19,213)
(1) Other costs represent consulting and advisory costs with respect to the business combination and other equity and debt financing transactions.